Exhibit 10.1

THIRD AMENDMENT TO

CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the “Third Amendment”) made and entered into the 30th day of August, 2010, by and between CUBIC ENERGY, INC., a Texas corporation, and WELLS FARGO ENERGY CAPITAL, INC., a Texas corporation.

W I T N E S S E T H:

WHEREAS, the above named parties did execute and exchange counterparts of that certain Credit Agreement dated as of March 5, 2007 as amended by that certain First Amendment to Credit Agreement dated May 8, 2008 and that certain Second Amendment to Credit Agreement dated December 18, 2009 (collectively the “Agreement”) to which reference is here made for all purposes;

WHEREAS, the above named parties are desirous of amending the Agreement and certain related agreements and instruments in the particulars hereinafter set forth;

NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as set forth in this Third Amendment, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used herein, each term defined in the Agreement shall have the meaning assigned thereto in the Agreement and terms defined herein shall be incorporated into the Agreement unless expressly provided to the contrary.

ARTICLE II

AMENDMENTS

2.01        The Agreement is hereby amended to add the following defined terms to Section 1.1 of the Agreement:

“Second Amended and Restated Registration Rights Agreement” means the Second Amended and Restated Registration Rights Agreement in the form attached as Exhibit XXI, executed by the Borrower and the Lender superseding the Amended and Restated Registration Rights Agreement.

“Third Warrant” means the Stock Purchase Warrant issued by the Borrower to the Lender in the form attached as Exhibit XXII.

2.02        The Agreement is hereby amended to substitute for the definition of “Loan Documents” the following:

“Loan Documents” means this Agreement, the Notes, the Security Documents, the assignments of Net Profits Interests, all agreements, documents and instruments governing or related to Derivative Contracts entered into between the Borrower and the Lender or any Affiliate of the Lender, the Warrant, the Supplemental Warrants, the Registration Rights Agreement, the Amended and Restated Registration Rights Agreement, the Second Amended and Restated Registration Rights Agreement, the Amended and Restated Warrant, the Second Warrant, the Third Warrant and all other notes, mortgages, deeds of trust, restatements, ratifications and amendments of mortgages, deeds of trust, financing statements, guaranties, security agreements, pledge agreements, documents, instruments and other agreements now or hereafter delivered pursuant to the terms of, or in connection with, this Agreement, the Obligations and/or the Collateral, and all renewals, extensions and restatements of, and amendments and supplements to any or all of the foregoing.

2.03        The Agreement is hereby amended to substitute for Subsection 2.6(a) of the Agreement the following:

(a)  During the period from and after August 30, 2010 until the next redetermination of the Borrowing Base scheduled for March 1, 2011 in accordance with this Section 2.6, the amount of the Borrowing Base shall be $30,000,000.00; provided, however, nothing in this Subsection 2.6(a) shall be construed to limit the right of the Lender or the Borrower to cause an interim redetermination of the Borrowing Base pursuant to Subsection 2.6(d).

2.04        The Agreement is hereby amended to add the following paragraph to the end of Section 2.10 of the Agreement:

Notwithstanding anything to the contrary in this Section 2.10, for the increase in the Borrowing Base from $25,000,000.00 to $30, 000,000.00 effective August 30, 2010 the Borrower shall pay to the Lender $100,000.00 as the fee for such increase in the Borrowing Base.

2.05        The Agreement is hereby amended to substitute for Subsections 2.15 (d) and (e) of the Agreement the following:

(d)  Registration Rights.  The shares of Common Stock issued to the Lender pursuant to this Section 2.15, along with any shares of Common Stock issued upon exercise of the Amended and Restated Warrant, the Second Warrant or the Third Warrant, shall be entitled to the registration rights set forth in the Second Amended and Restated Registration Rights Agreement.

(e)  Compliance with Other Provisions.  The Borrower shall comply with its covenants and agreements contained in the Second Amended and Restated Registration Rights Agreement, the Amended and Restated Warrant, the Second Warrant and the Third Warrant, as if those provisions were included in this Agreement.  Notwithstanding anything herein to the contrary, the obligation provided in this Subsection 2.15(e) and in Subsection 2.15(f) shall remain in force and effect so long has the Lender is holder of the Amended and Restated Warrant, the Second Warrant, the Third Warrant or shares of Common Stock issued to it pursuant to this Section 2.15 or shares of Common Stock issued upon exercise of the Amended and Restated Warrant, the Second Warrant or the Third Warrant.

(f)   Listing of Shares Issuable.  To the extent the Common Stock is listed on the NYSE Amex LLC or other national securities exchange, the Borrower shall at all times cause to be listed for trading on the NYSE Amex LLC or any other national securities exchange that is the principal market for the trading of the Common Stock (a) all of the shares of Common Stock issuable if the Term Note is converted in full pursuant to

Section 2.15 of the Agreement, as that number of shares may be adjusted from time to time pursuant to the Antidilution Provisions, (b) all of the shares of Common Stock to be issued if the Amended and Restated Warrant is exercised in full and (c) all of the shares of Common Stock to be issued if the Second Warrant is exercised in full. In addition, to the extent the Common Stock is listed on the NYSE Amex LLC or other national securities exchange, within sixty (60) days after the issuance of the Third Warrant, the Borrower shall cause all of the shares issuable upon the exercise in full of the Third Warrant to be listed for trading on the NYSE Amex LLC or such other national securities exchange that is the principal market for the trading of the Common Stock.

2.06        The Agreement is hereby amended to substitute for Section 2.16 of the Agreement the following:

2.16        Warrants.   As consideration for the Loans made by the Lender pursuant to this Agreement, the Borrower (a) has previously executed and delivered to the Lender the Amended and Restated Warrant and the Second Warrant and (b) in connection with the execution and delivery of the Third Amendment to Credit Agreement dated August 30, 2010 by and between the Borrower and the Lender, shall execute and deliver to the Lender the Third Warrant and the Second Amended and Restated Registration Rights Agreement.  The Borrower shall comply with the terms and provisions of the Amended and Restated Warrant, the Second Warrant, the Third Warrant and the Second Amended and Restated Registration Rights Agreement so long as those instruments and that agreement remain in force and effect.

2.07        The Agreement is hereby amended to substitute the second sentence of Section 5.24 of the Agreement the following:

This obligation shall be in addition to the Borrower’s obligation to reserve shares of Common Stock for exercise of the Amended and Restated Warrant, the Second Warrant and the Third Warrant as provided in those respective instruments.

2.08        The Agreement is hereby amended by the addition of the following section to Article 5 of the Agreement:

5.25        Notice of Price Adjustment.  At least two Business Days prior to the occurrence, the Borrower shall give notice to the Lender of any event that would cause either (a) an adjustment to the Conversion Price pursuant to the Antidilution Provisions, or (b) an adjustment to the exercise price provided in the Amended and Restated Warrant, the Second Warrant or the Third Warrant pursuant to Sections 4 or 5 of those instruments.

ARTICLE III

CONDITIONS

This Third Amendment shall not be effective until the following conditions have been satisfied, with all documents to be delivered to the Lender to be in form and substance satisfactory to the Lender:

(a)       The Lender shall have received the following documents, appropriately executed and acknowledged and in multiple counterparts as requested by the Lender:

(1)                                 This Third Amendment executed by each party hereto;

(2)                                 A copy of the certificate of formation of the Borrower and all amendments thereto, accompanied by a certificate issued by the secretary of the Borrower that such copies are correct and complete;

(3)                                 A copy of the by-laws of the Borrower and all amendments thereto, accompanied by a certificate issued by the secretary of the Borrower that such copies are correct and complete;

(4)                                 A copy of the corporate resolutions of the Borrower, approving this Third Amendment and the related Loan Documents to which it is a party and authorizing the transactions contemplated therein, duly adopted by its board of directors and accompanied by a certificate of the secretary of the Borrower to the effect that such copy is a true and correct copy of resolutions duly adopted by written consent or at a meeting of the board of directors, that such resolutions constitute all the resolutions adopted with respect to such transactions, and that such resolutions have not been amended, modified or revoked in any respect, and are in full force and effect as of the date of this Third Amendment;

(5)                             the Third Warrant executed by the Borrower;

(6)                                 the Second Amended and Restated Registration Rights Agreement executed by the Borrower and the Lender; and

(7)                                 Such other agreements, documents, instruments, opinions, certificates, waivers, consents, and evidence as the Lender may reasonably request in compliance with or to accomplish the terms and provisions of any of the Loan Documents; and

(b)       The Lender shall have received the fee for the increase in the Borrowing Base pursuant to Section 2.10.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower hereby expressly remakes in favor of the Lender all of the representations and warranties set forth in ARTICLE 4 of the Agreement, as amended hereby, and represents and warrants that all such representations and warranties remain true and unbreached, except as affected by the transactions contemplated in the Agreement.

ARTICLE V

RATIFICATION

Each of the parties hereto does hereby adopt, ratify and confirm the Agreement, in all things in accordance with the terms and provisions thereof, as modified or amended by this Third Amendment.

ARTICLE VI

MISCELLANEOUS

6.01        All references to the Agreement in any document heretofore or hereafter executed in connection with the transactions contemplated in the Agreement shall be deemed to refer to the Agreement as amended by this Third Amendment.

6.02        This Third Amendment may be executed in two or more counterparts and multiple originals of such counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof.  Any executed Third Amendment or any counterpart thereof shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.03        THE CREDIT AGREEMENT (AS AMENDED BY THIS THIRD AMENDMENT) AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

6.04        THIS THIRD AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

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IN WITNESS WHEREOF, this Third Amendment to Credit Agreement is executed as of the date first above written.

BORROWER:

CUBIC ENERGY, INC.

By:	/s/Calvin A. Wallen III
Calvin A. Wallen III
Chief Executive Officer and President

LENDER:

WELLS FARGO ENERGY CAPITAL, INC.

By:	/s/Chris Carter
Chris Carter
Director